     As filed with the Securities and Exchange Commission on November 21, 2007                                                                                                                                      Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_________________________________________

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3170868 (I.R.S. Employer Identification No.)
One Astoria Federal Plaza Lake Success, New York 11042-1085 (516) 327-3000 (Address, including Zip Code, of principal executive offices) _________________________________________
Astoria Financial Corporation
2007 Non-Employee Directors Stock Plan
(Full title of the Plan)
_________________________________________

Mr. George L. Engelke, Jr.
Chairman and Chief Executive Officer
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042-1085
(516) 327-3000

Copy to:

Alan P. Eggleston, Esq. Executive Vice President, Secretary and General Counsel Astoria Financial Corporation One Astoria Federal Plaza Lake Success, New York 11042-1085 (516) 327-3000	W. Edward Bright, Esq. Thacher Proffitt & Wood LLP Two World Financial Center New York, New York 10281 (212) 912-7400
(Name and address, including Zip Code, telephone number and area code, of agent for service)
_________________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	100,000 shares	$24.05	$2,405,000	$73.84

(1)   Based on the number of shares of common stock of Astoria Financial Corporation (the “Company”) authorized for awards pursuant to the 2007 Non-Employee Directors Stock Plan.  This registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plan, may become issuable in respect of awards through the application of certain anti-dilution provisions.
(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, based on the average of the daily high and low sales prices of common stock of the Company on the New York Stock Exchange at the close of trading as of November 19, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Note to Part I of Form S-8.

Item 2.          Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (“Securities Act”). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.          Incorporation of Documents by Reference.

The following documents which have been filed with the Commission by the Registrant, are incorporated by reference:

(1)	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A, dated April 24, 2002;

(2)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(3)
Registrant’s Current Reports on Form 8-K filed on January 4, 2007, January 25, 2007, February 2, 2007, February 6, 2007, February 21, 2007, March 9, 2007, March 26, 2007, April 19, 2007, May 16, 2007, June 21, 2007, August 15, 2007, August 27, 2007, September 18, 2007 and November 5, 2007;

(4)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

(5)	the Registrant’s Proxy Statement for its Annual Meeting of Shareholders held on May 16, 2007, filed by the Registrant pursuant to Section 14 of the Securities Exchange Act of 1934 (“Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. If he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation.

Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article X of the Registrant's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Registrant.

Article X also empowers the Registrant to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Registrant may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Article X.

Article XI of the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its shareholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the Registrant maintains a directors' and officers' liability policy.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

4.1
Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan, filed as Exhibit B to Registrant’s Proxy Statement for its Annual Meeting of Shareholders held on May 16, 2007, filed by the Registrant pursuant to Section 14 of the Exchange Act, File No. 001-11967.

4.2	Form of Restricted Stock Award Notice under the 2007 Non-Employee Directors Stock Plan.

4.3
Certificate of Incorporation of Astoria Financial Corporation, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and filed on March 1, 2007 (File No. 001-11967).

4.4
Bylaws of Astoria Financial Corporation, as amended May 19, 2004, incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and filed on March 1, 2007 (File No. 001-11967).

5	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.

23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

23.2	Consent of KPMG LLP.

Item 9.          Undertakings.

A.  Rule 415 offering.  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)           Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.  Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Incorporated annual and quarterly reports. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.  Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on November 20, 2007.

Astoria Financial Corporation

By:	/S/ George L. Engelke, Jr.
George L. Engelke, Jr.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ George L. Engelke, Jr.	Chairman, Chief Executive Officer and Director	November 20, 2007
George L. Engelke, Jr.
/S/ Gerard C. Keegan	Vice Chairman, Chief Administrative Officer and Director	November 20, 2007
Gerard C. Keegan
/S/ Frank E. Fusco	Executive Vice President, Treasurer and Chief Financial Officer	November 20, 2007
Frank E. Fusco
/S/ Andrew M. Burger	Director	November 20, 2007
Andrew M. Burger
/S/ John J. Conefry, Jr.	Director	November 20, 2007
John J. Conefry, Jr.
/S/ Denis J. Connors	Director	November 20, 2007
Denis J. Connors
/S/ Thomas J. Donahue	Director	November 20, 2007
Thomas J. Donahue
/S/ Peter C. Haeffner, Jr.	Director	November 20, 2007
Peter C. Haeffner, Jr.
/S/ Ralph F. Palleschi	Director	November 20, 2007
Ralph F. Palleschi
/S/ Thomas V. Powderly	Director	November 20, 2007
Thomas V. Powderly
/S/ Leo J. Waters	Director	November 20, 2007
Leo J. Waters

EXHIBIT INDEX

Exhibit Number	Description
4.1
Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan filed as Exhibit B to Registrant’s Proxy Statement for its Annual Meeting of Shareholders held on May 16, 2007, filed by the Registrant pursuant to Section 14 of the Exchange Act, File No. 001-11967.

4.2	Form of Restricted Stock Award Notice under the 2007 Non-Employee Directors Stock Plan.
4.3
Certificate of Incorporation of Astoria Financial Corporation, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006 incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and filed on March 1, 2007 (File No. 001-11967).

4.4
Bylaws of Astoria Financial Corporation, as amended May 19, 2004, incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and filed on March 1, 2007 (File No. 001-11967).

5	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).
23.2	Consent of KPMG LLP.